Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report on Form 10-KSB of Neurologix, Inc., a Delaware corporation (the “Company”), for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of John E. Mordock as President and Chief Executive Officer, and Marc L. Panoff, as Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1)	The Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John E. Mordock John E. Mordock
President and Chief Executive Officer
March 30, 2007

/s/ Marc L. Panoff Marc L. Panoff
Chief Financial Officer and Treasurer
March 30, 2007
This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.